Exhibit 99.1

Standard BioTools Announces Sale of Mass Cytometry Business and Illumina’s Buyout of Contingent Payments to Advance Merger with Treeline Biosciences

Sale of Mass Cytometry Business to Multiplex Bio Ensures Full Continuity of CyTOF and Hyperion Product Lines, Customer Relationships, Dedicated Team and Continued Investment in Next Generation Multiplex Platforms

Receives Approximately $30 Million in Negotiated Buyout Related to Contingent Consideration Obligations From Illumina’s Acquisition of SomaLogic Business

Boston, Mass., July 28, 2026 - Standard BioTools Inc. (NASDAQ: LAB) (“Standard BioTools” or the “Company”) today announced the following updates in connection with the Company’s previously announced merger with Treeline Biosciences, Inc. (“Treeline”):

•	Agreement to sell its Mass Cytometry business to Multiplex Bio, an entity founded and led by advanced imaging industry veterans, Michael Johnson, PhD, Tom Villani, PhD and Charles Coffman;
•	Buyout of the 2026 earnout and all future royalty payments for $30 million related to Illumina, Inc.’s previously completed acquisition of Standard BioTools’ SomaLogic business; and
•	Early termination of the waiting period by the U.S. Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to the Treeline merger.

Sale of Mass Cytometry Business to Multiplex Bio

Multiplex Bio will be focused on the ongoing commercialization of Standard BioTools’ CyTOF and Hyperion product lines and investment in next generation multiplex platforms to advance scientific research. Multiplex Bio intends to maintain the full continuity of the business including all customer relationships, the majority of the Company’s Mass Cytometry team, existing service and maintenance commitments. The business will continue to operate under the Standard BioTools name and brand. Dr. Johnson will serve as Chief Executive Officer, Dr. Villani will serve as Chief Technology Officer and Mr. Coffman will serve as Chief Operating Officer of Multiplex Bio.

Dr. Johnson and Dr. Villani co-founded Visikol, where they pioneered the commercialization of spatial biology tools including 3D microscopy, multiplex tissue imaging and digital pathology services for the world’s leading pharmaceutical companies, building Visikol into a recognized leader in advanced tissue imaging before its acquisition by BICO in 2021. Mr. Coffman’s operational and financial background spans building and scaling life science businesses through periods of transition and growth.

Michael Egholm, PhD, President and Chief Executive Officer of Standard BioTools, said, “Our Mass Cytometry technology, including the CyTOF and Hyperion instruments, provide unmatched multi-plexing capabilities for biomedical researchers studying a wide range of diseases. After a comprehensive evaluation of opportunities for this business, we are confident that Michael, Tom and Charles are uniquely positioned to steward our products and team given their scientific depth, commercial, operational experience and passion for the technology. Our products will continue to make a meaningful difference in single cell research and in the evolution of spatial biology.”

“The Standard BioTools Mass Cytometry business has an extraordinary scientific legacy and we are honored to carry it forward,” said Dr. Johnson. “CyTOF and Hyperion have been foundational to the field of multiplex proteomic detection, and our goal is to build on that foundation and dedicate ourselves fully to advancing these platforms and supporting the scientists who depend on them every day. Our team has operated this technology firsthand and we understand deeply what it means to the customers and researchers who rely on it. We are genuinely excited by what lies ahead for this business and the broader field of multiplex proteomic imaging and detection where we strongly believe Standard BioTools’s products and team are positioned to lead the entire field.”

The transaction is valued at up to $10 million, comprising a seller’s note issued by Multiplex Bio to Standard BioTools and a potential milestone payment. Standard BioTools has agreed to provide Multiplex Bio with a working capital loan of up to $10 million at the closing of the transaction.

The transaction is expected to close by the end of 2026, substantially concurrently with the closing of the Treeline transaction, subject to approval by Standard BioTools’ stockholders and other customary closing conditions.

Illumina Earnout and Royalty Buyout Payment

Standard BioTools received approximately $30 million as a buyout of the 2026 earnout and all accrued and unpaid royalty payments related to Illumina, Inc.’s previously completed acquisition of Standard BioTools’ SomaLogic business. This payment will now be included in Standard BioTools’ pro forma net cash position at closing of the Treeline transaction, which will be used in determining the value of Standard BioTools in the exchange ratio in the Treeline transaction, in each case subject to the terms of the merger agreement with Treeline.

Pending Transaction with Treeline

On July 20, 2026, Standard BioTools filed its registration statement on Form S-4 with the U.S. Securities and Exchange Commission. On July 21, 2026, the U.S. Federal Trade Commission provided early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The Company expects the Treeline transaction to close by the end of 2026, subject to approval by Standard BioTools stockholders and other customary closing conditions.

About Standard BioTools Inc.

Standard BioTools, Inc. (NASDAQ: LAB), is committed to setting the new standard in the life science tools industry through strategic consolidation, best-in-class operations and a world class management team. The Company’s established portfolio includes essential, standardized next-generation solutions designed to help biomedical researchers develop better therapeutics faster. Learn more at standardbio.com or connect with us on X, Facebook®, LinkedIn, and YouTube™.

For Research Use Only. Not for use in diagnostic procedures.

Limited Use Label License and other terms may apply: standardbio.com/legal/terms-and-conditions/. Patent and License Information: standardbio.com/legal/notices.

Trademarks: standardbio.com/legal/trademarks. Any other trademarks are the sole property of their respective owners. ©2026 Standard BioTools Inc.. All rights reserved.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding the disposition of the Mass Cytometry business; the expected timing of the disposition of the Mass Cytometry business; the Treeline transaction; the expected timing of the closing of the Treeline transaction; the potential benefits of the Treeline transaction; the prospective performance and outlook of the combined company’s business, performance and opportunities; as well as any assumptions underlying any of the foregoing. The words “advance,” “build,” “lead,” “may,” “will,” “continue,” “commitment,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: (i) the risk that the sale of the Mass Cytometry business may not be completed in a timely manner or at all; (ii) the ability to obtain the requisite approval for the sale of the Mass Cytometry business from stockholders of Standard BioTools; (iii) the possibility that any or all of the various conditions to the consummation of the sale of the Mass Cytometry business may not be satisfied or waived; (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the agreement relating to the sale of the Mass Cytometry business; (v) the risk that the Treeline transaction may not be completed in a timely manner or at all; (vi) the ability to obtain the requisite approval for the sale of the Treeline transaction from stockholders of Standard BioTools; (vii) the possibility that competing offers or acquisition proposals will be made with respect to the Treeline business;  (viii) the possibility that any or all of the various conditions to the consummation of the Treeline transaction may not be satisfied or waived; (ix) the occurrence of any event, change or other circumstance that could give rise to the termination of the Treeline transaction, including in circumstances that would require Standard BioTools to pay a termination fee or other expenses; (x) the effect of the pendency of the Treeline transaction on the parties’ ability to retain and hire key personnel, their ability to maintain relationships with customers, suppliers and others with whom they do business, their business generally or their stock price; (xi) risks related to diverting management’s attention from ongoing business operations or the loss of one or more members of the management team; (xii) the risk that stockholder litigation in connection with either the sale of the Mass Cytometry business or the Treeline transaction may result in significant costs of defense, indemnification and liability; (xiii) the parties’ ability to realize the anticipated benefits of the Treeline transaction; (xiv) the risk that the parties may assume unexpected liabilities and expenses as a result of the Treeline transaction; (xv) the risk that the potential disposition of Standard BioTools’ Microfluidics business may not be completed on favorable terms or at all; (xvi) the risk that Standard BioTools could fail to maintain the listing of its common stock on Nasdaq; (xvii) uncertainties as to the potential for development, commercialization and other benefits of any of Treeline’s product candidates; and (xviii) uncertainties as to Treeline’s anticipated preclinical and clinical drug development activities and related timelines, including the expected timing for commencing clinical trials and announcing data and other clinical results.

For information regarding other related risks, see the “Risk Factors” section of Standard BioTools’ Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 16, 2026, Standard BioTools’ most recent Quarterly Report on Form 10-Q and Standard BioTools’ other filings with the SEC. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. These forward-looking statements speak only as of the date hereof. Standard BioTools does not assume any obligation to, and does not currently intend to, update any such forward-looking statements except as may be required by law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of Standard BioTools’ sale of its Mass Cytometry business and/or in respect of the Treeline transaction. In connection with the Treeline transaction and related stockholder vote, Standard BioTools has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 on July 20, 2026 that included a preliminary proxy statement and a preliminary prospectus of Standard BioTools, and that may be amended or supplemented from time to time. In connection with the disposition of the Mass Cytometry business and related stockholder vote, Standard BioTools will file a preliminary proxy statement with the SEC. This communication is not a substitute for the preliminary proxy statement, preliminary prospectus or any other document that Standard BioTools may file with the SEC or send to its stockholders in connection with the proposed transactions. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Any definitive proxy statement/prospectus (if and when available) will be mailed to stockholders of Standard BioTools.

INVESTORS AND STOCKHOLDERS OF STANDARD BIOTOOLS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS, SUPPLEMENTS AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT MATERIALS FILED OR TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT STANDARD BIOTOOLS, TREELINE AND THE PROPOSED TRANSACTIONS. Copies of the materials filed or to be filed by Standard BioTools with the SEC may be obtained free of charge on Standard BioTools’ Investor Relations website at https://investors.standardbio.com or by contacting Standard BioTools’ Investor Relations department at ir@standardbio.com. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov.

Participants in the Solicitation

Standard BioTools, Treeline and certain of their respective directors, executive officers, other members of management and employees may be deemed to be participants in the solicitation of proxies of Standard BioTools stockholders in connection with the proposed transactions under SEC rules. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of Standard BioTools’ executive officers and directors who may, under SEC rules, be deemed participants in the solicitation by reading Standard BioTools’ proxy statement for its 2026 annual meeting of stockholders (including under the headings “Management and Corporate Governance,” “Executive Officer and Director Compensation,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” “Executive Compensation” and “Certain Relationships and Related Transactions, and Director Independence”), its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, subsequent Quarterly Reports on Form 10-Q and Standard BioTools’ other filings with the SEC. Information regarding Treeline’s directors and executive officers who may be deemed participants in the solicitation is contained in the registration statement on Form S-4 filed by Standard BioTools. These documents are or will be available free of charge at the SEC’s website at www.sec.gov or by going to Standard BioTools’ Investor Relations website at http://investors.standardbio.com or contacting Standard BioTools’ Investor Relations department at ir@standardbio.com.

Contacts

Investors:
ir@standardbio.com

Media:
Dan Moore / Nick Lamplough / Tali Epstein
Collected Strategies
LAB-CS@collectedstrategies.com